Exhibit 99.1

            The Cheesecake Factory Reports Record Financial
            Results for the Fourth Quarter of Fiscal 2003

   CALABASAS HILLS, Calif.--(BUSINESS WIRE)--Feb. 4, 2004--The
Cheesecake Factory Incorporated (Nasdaq: CAKE) today reported record financial results for the fourth quarter of fiscal 2003 that ended on December 30, 2003. Highlights for the fourth quarter, compared to the same quarter last year, are as follows:

   --  Total revenues up 23% to $214.5 million

   --  Net income up 18% to $15.6 million

   --  Diluted net income per share up 15% to $0.30

   --  Comparable restaurant sales up 2.5%

   --  Average sales per restaurant operating week up 2.2%

   "We were very pleased with our record financial results for the fourth quarter," said David Overton, Chairman and CEO. "Sales for our comparable restaurants were up a solid 2.5% during the quarter, thanks to the sustained popularity of our concepts, great operational execution and favorable weather comparisons in California and Florida that enabled us to more effectively utilize our outdoor patio seating in those markets. Our restaurant operations team also did an outstanding job of managing controllable costs and expenses during the quarter, particularly at our seven new restaurants that we opened during the quarter."
   For the first five weeks of fiscal 2004, comparable restaurant sales were up approximately 5% compared to a 1.4% increase achieved during the same five-week period last year. "We enjoyed a stronger-than-expected 19% increase in Cheesecake Factory gift card activations in our comparable restaurants during the 2003 holiday season," commented Overton. "Redemptions of gift cards by our guests should continue to positively impact our sales comparisons during the current quarter."
   Seven new Cheesecake Factory restaurants were opened during the fourth quarter, including a 14,500 square foot restaurant in Honolulu where weekly sales have averaged in excess of $350,000 since the restaurant's opening. "We successfully achieved our goal to open as many as 14 new Cheesecake Factory restaurants during fiscal 2003 and set a new growth record for our Company on that measure," said Overton. "We opened ten of those restaurants during a 17-week period, which is a strong testament to the strength and depth of our design, construction and operations teams. Initial sales volumes for substantially all of our 2003 openings have continued stronger than initially expected. We are particularly proud of our January 2003 opening in Edison, New Jersey that set a new Cheesecake Factory record for first-year sales of $14.5 million."
   During fiscal 2004, the Company's goal is to open as many as 16 new restaurants. Signed leases or letters of intent are in hand for all potential locations for 2004. "As most of our investors know, it is difficult for us to predict the timing of our new restaurant openings by quarter, due to the nature of our leased restaurant locations and our highly customized layouts," commented Overton. "Based on available information and our expectations as of this date, we plan to open two restaurants during the first quarter of 2004 (including one that has already opened in Birmingham, Alabama); two restaurants during the second quarter; as many as seven restaurants during the third quarter; and as many as five restaurants during the fourth quarter." The Company's goal is to achieve a 22-23% increase in total restaurant operating weeks during fiscal 2004, compared to a 21% increase achieved during fiscal 2003. The Company will provide updates as to the expected number and timing of restaurant openings during fiscal 2004 on its quarterly investor conference calls.
   Sales for the Company's three Grand Lux Cafe locations in Las Vegas, Los Angeles and Chicago were up 19%, 8% and 30%, respectively, during the fourth quarter. Sales trends have continued strong for all three restaurants during the first five weeks of fiscal 2004. "Our objective with Grand Lux Cafe is to have a second growth vehicle ready when needed, with an excellent ROI profile," commented Overton. "We believe that we are well on our way to achieving this objective, and we are excited to include as many as two additional Grand Lux Cafes as part of our fiscal 2004 restaurant growth plan."
   The Company plans to release its quarterly results and hold investor conference calls for the next three quarters on the following dates:


Quarter Ending   Release Date and Time   Conference Call Date and Time
--------------   ---------------------   -----------------------------
March 30, 2004      April 20, 2004 -            April 20, 2004 -
                     4:15 PM Eastern             5:00 PM Eastern
June 29, 2004       July 20, 2004 -             July 20, 2004 -
                     4:15 PM Eastern             5:00 PM Eastern
Sept. 28, 2004      Oct. 19, 2004 -             Oct. 19, 2004 -
                     4:15 PM Eastern             5:00 PM Eastern


   The Cheesecake Factory Incorporated operates 74 upscale, casual dining restaurants under The Cheesecake Factory(R) name that offer an extensive menu of more than 200 items with an average check of approximately $16.00. The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company's restaurants and for other leading foodservice operators, retailers and distributors. Additionally, the Company operates three upscale casual dining restaurants under the Grand Lux Cafe(R) name in Los Angeles, Chicago and Las Vegas; one self-service, limited menu "express" foodservice operation under The Cheesecake Factory Express(R) mark inside the DisneyQuest(R) family entertainment center in Orlando, Florida; and licenses three bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe(R) name.

   This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. In particular, forward-looking statements regarding the Company's restaurant sales trends are subject to risks and uncertainties due to national and regional economic and public safety conditions that impact consumer confidence and spending, as well as weather and other factors outside of the Company's control. Forward-looking statements regarding the number and timing of the Company's planned new restaurant openings, and the amount and timing of their associated preopening costs, are subject to risks and uncertainties due to factors outside of the Company's control, including factors that are under the control of government agencies, landlords and others. Forward-looking statements regarding bakery sales are subject to a number of risks and uncertainties, including (but not limited to) unforeseen changes in the purchasing plans of the Company's large-account bakery customers and inherent difficulties in predicting the timing of product orders and shipments. Forward-looking statements speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements contained in the Company's filings with the Securities and Exchange Commission.


         The Cheesecake Factory Incorporated and Subsidiaries
                  Consolidated Financial Statements
   (unaudited; in thousands, except per share and statistical data)

                                   13 Weeks Ended     13 Weeks Ended
Consolidated Statements of        December 30, 2003  December 31, 2002
 Operations
--------------------------------------------------- -----------------
Revenues:                          Amounts  Percents Amounts  Percents
                                  --------- -------- -------- --------
  Restaurant sales                $199,626   93.1%  $161,539    92.6%
  Bakery sales to other
   foodservice operators,
   retailers and distributors       14,897    6.9%    12,855     7.4%
                                  --------- ------- --------- -------
        Total revenues             214,523  100.0%   174,394   100.0%
                                  --------- ------- --------- -------
Costs and expenses:
  Restaurant cost of sales (1)      48,533   22.6%    37,824    21.7%
  Bakery cost of sales (2)           6,948    3.2%     5,888     3.4%
  Labor expenses                    64,829   30.2%    53,152    30.5%
  Other operating expenses          51,005   23.8%    40,799    23.4%
  General and administrative
   expenses                          8,958    4.2%     8,249     4.7%
  Depreciation and amortization
   expenses                          7,719    3.6%     6,235     3.5%
  Preopening costs                   4,491    2.1%     3,444     2.0%
                                  --------- ------- --------- -------
        Total costs and expenses   192,483   89.7%   155,591    89.2%
                                  --------- ------- --------- -------
Income from operations              22,040   10.3%    18,803    10.8%
Interest income, net                   557    0.3%       847     0.5%
Other income, net                      798    0.3%       845     0.5%
                                  --------- ------- --------- -------
Income before income taxes          23,395   10.9%    20,495    11.8%
Income tax provision                 7,826    3.6%     7,316     4.2%
                                  --------- ------- --------- -------
Net income                         $15,569    7.3%   $13,179     7.6%
                                  ========= ======= ========= =======

Basic net income per share           $0.31             $0.26
                                  =========         =========
Basic weighted average shares
 outstanding                        50,876            49,821
                                  =========         =========

Diluted net income per share         $0.30             $0.26
                                  =========         =========
Diluted weighted average shares
 outstanding                        52,400            51,413
                                  =========         =========



                                   52 Weeks Ended     52 Weeks Ended
Consolidated Statements of        December 30, 2003 December 31, 2002
 Operations
--------------------------------------------------- ------------------
Revenues:                          Amounts  Percents  Amounts Percents
                                  --------- -------- -------- --------
  Restaurant sales                $731,273   94.5%  $603,295    92.5%
  Bakery sales to other
   foodservice operators,
   retailers and distributors       42,562    5.5%    48,675     7.5%
                                  --------- ------- --------- --------
        Total revenues             773,835  100.0%   651,970   100.0%
                                  --------- ------- --------- --------
Costs and expenses:
  Restaurant cost of sales (1)     175,654   22.7%   142,998    21.9%
  Bakery cost of sales (2)          19,716    2.6%    22,631     3.5%
  Labor expenses                   239,386   30.9%   200,279    30.7%
  Other operating expenses         180,725   23.4%   150,617    23.1%
  General and administrative
   expenses                         35,817    4.6%    31,702     4.9%
  Depreciation and amortization
   expenses                         27,960    3.6%    22,855     3.5%
  Preopening costs                  11,859    1.5%    10,631     1.6%
                                  --------- ------- --------- --------
        Total costs and expenses   691,117   89.3%   581,713    89.2%
                                  --------- ------- --------- --------
Income from operations              82,718   10.7%    70,257    10.8%
Interest income, net                 3,466    0.4%     3,885     0.6%
Other income, net                    2,944    0.4%     2,178     0.3%
                                  --------- ------- --------- --------
Income before income taxes          89,128   11.5%    76,320    11.7%
Income tax provision                31,292    4.0%    27,245     4.2%
                                  --------- ------- --------- --------
Net income                         $57,836    7.5%   $49,075     7.5%
                                  ========= ======= ========= ========

Basic net income per share           $1.15             $1.00
                                  =========         =========
Basic weighted average shares
 outstanding                        50,422            49,266
                                  =========         =========

Diluted net income per share         $1.12             $0.96
                                  =========         =========
Diluted weighted average shares
 outstanding                        51,848            51,158
                                  =========         =========

Notes:

(1) Consists of restaurant food, beverage and dessert costs.
(2) Consists of bakery ingredient, packaging and supply costs.



Selected Consolidated Balance Sheet        December 30,   December 31,
 Information                                   2003           2002
----------------------------------------- ------------- --------------
Cash and cash equivalents                     $15,167        $11,033
Investments and marketable securities         121,840        103,453
Total assets                                  584,808        466,808
Total liabilities                             126,906         87,244
Stockholders' equity                          457,902        379,564


                     13 Weeks     13 Weeks     52 Weeks    52 Weeks
                      Ended        Ended        Ended       Ended
Supplemental       December 30, December 31, December 30, December 31,
 Information          2003         2002          2003         2002
------------------- ----------- ------------ ------------ -----------
Comparable
 restaurant sales %
 change               2.5%         0.3%          0.7%         1.2%
Restaurant cost of
 sales % of
 restaurant sales    24.3%        23.4%         24.0%        23.7%
Bakery cost of
 sales % of bakery
 sales               46.6%        45.8%         46.3%        46.5%
Restaurants opened
 during period          7            5            14           12
Restaurants open
 at period-end         77           63            77           63
Restaurant
 operating weeks      961          795         3,531        2,915

    CONTACT: The Cheesecake Factory Incorporated, Calabasas Hills
             Jane Vallaire, 818-871-3000